Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Eaglesky Acquisition Corp

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units, each consisting of one Class A ordinary share, par value $0.0001 per share and one right entitling the holder to receive one-fourth (1/4) of one Class A ordinary share upon consummation of an initial business combination	(1)	457(a)	11,500,000	$10.00	$115,000,000.00	0.0001381	$15,881.50
Fees to be Paid	Equity	Class A ordinary shares included as part of the units	(2)	Other	11,500,000			0.0001381	0.00
Fees to be Paid	Other	Rights included as part of the units	(3)	Other	11,500,000			0.0001381	0.00
Fees to be Paid	Other	Class A ordinary shares underlying rights included as part of the Units	(4)	Other	2,875,000	10.00	28,750,000.00	0.0001381	3,970.38
Fees to be Paid	Other	Representative Shares	(5)	457(a)	230,000	$10.00	$2,300,000.00	0.0001381	$317.63

Total Offering Amounts:							$146,050,000.00		20,169.51
Total Fees Previously Paid:
Total Fee Offsets:									0.00
Net Fee Due:									$20,169.51

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Represents 11,500,000 units, each consisting of one Class A ordinary share, par value $0.0001 per share (“Class A Ordinary Share”) and one right entitling the holder to receive one-fourth (1/4) of one Class A Ordinary Share upon consummation of an initial business combination (including 1,500,000 units, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any).

Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting form share subdivisions, share consolidations, share capitalizations or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting form share subdivisions, share consolidations, share capitalizations or similar transactions.

No fee pursuant to Rule 457(g).
(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act

Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting form share subdivisions, share consolidations, share capitalizations or similar transactions.

No fee pursuant to Rule 457(g).
(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting form share subdivisions, share consolidations, share capitalizations or similar transactions.
(5)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act.

Represents 23,000 Class A Ordinary Shares that we have agreed to issue to the representative of the underwriters in this offering (including 30,000 Class A Ordinary Shares, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any).

Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting form share subdivisions, share consolidations, share capitalizations or similar transactions.